Exhibit 1.


                             JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, the persons or entities named below agree to the joint filing on behalf of each of them of this Schedule 13D with respect to the Securities of the Issuer and further agree that this joint filing agreement be included as an exhibit to this
Schedule 13D. In evidence thereof, the undersigned hereby execute this agreement as of the 16th day of February, 2001.


ROCKWOOD PARTNERS, L.P.
By:  Rockwood Asset Management, Inc.,
     its general partner

By:    /s/ Jay Buck
Name:  Jay Buck
Title: President


ROCKWOOD ASSET MANAGEMENT, INC.

By:    /s/ Jay Buck
Name:  Jay Buck
Title: President


DEMETER ASSET MANAGEMENT, INC.

By:    /s/ Jay Buck
Name:  Jay Buck
Title: President


JAY BUCK
(Individually)

/s/ Jay Buck